Exhibit 1.01
CONFLICT MINERALS REPORT

    HEICO Corporation ("HEICO," the "Company," "we," "us" and "our") has included this Conflict Minerals Report as an exhibit to its Form SD for 2022 as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the "Conflict Minerals Rule"). The filing date of this Conflict Minerals Report is May 30, 2023.

As used herein and consistent with the Conflict Minerals Rule, "Conflict Minerals" or "3TG" are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin.

Forward-Looking Statements

Certain statements in this Conflict Minerals Report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that are not clearly historical in nature may be forward-looking and are generally intended to identify forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “intend" and the like, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that the Company intends to take to mitigate the risk that the necessary 3TG in its products benefit armed groups.

Any forward-looking statement contained herein is subject to risks, uncertainties and contingencies that could cause actual actions or performance to differ materially from those expressed in the forward-looking statement. The Company has based these forward-looking statements on its current expectations about future events. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond the Company's control, which may cause actual performance or achievements to differ materially from anticipated performance or achievements. These risks, uncertainties and contingencies include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by the Company's direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners (“SORs”) and other market participants responsibly source 3TG and (3) political and regulatory developments, whether in the Democratic Republic of the Congo ("DRC") region, the United States of America or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of filing of this document. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

Part I. Business Overview; Applicability of Conflict Minerals Rule

HEICO believes it is the world’s largest manufacturer of Federal Aviation Administration-approved jet engine and aircraft component replacement parts, other than the original equipment manufacturers and their subcontractors. HEICO also believes it is a leading manufacturer of various types of electronic equipment for the aviation, defense, space, medical, telecommunications and electronics industries. For further information concerning HEICO's products, see the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2022. The information contained in the Company's Form 10-K is not incorporated by reference into this Conflict Minerals Report or the Form SD to which it is an exhibit and should not be considered part of this Conflict Minerals Report or the Form SD.

Certain of the products manufactured or contracted to be manufactured by the Company contain 3TG that are necessary to the products' functionality or production and therefore subject HEICO to the requirements of the Conflict Minerals Rule. HEICO's in-scope products taken together as a whole contained all four of the 3TG, although all of the in-scope products did not contain each 3TG. For additional information concerning the Company's in-scope products, see "Product Information" below.

HEICO does not directly source 3TG from mines or SORs, and is in most cases several or more levels removed from these market participants. However, HEICO did not conclude that any of its products were "DRC conflict free."

Part II. Reasonable Country of Origin Inquiry

As required by the Conflict Minerals Rule, for 2022, we conducted a "reasonable country of origin inquiry" ("RCOI"). We designed our RCOI in good faith to determine the origin of 3TG that are necessary to the functionality or production of products that we manufacture or contract to manufacture. For our RCOI, to the extent applicable, we utilized the same processes and procedures as for our due diligence, in particular Steps 1 and 2 of the OECD Framework (as defined below), which are discussed below in this Conflict Minerals Report.

Our outreach included suppliers (the "Suppliers") that we identified as having contracted to manufacture products for us or as having sold us products or components included in products that we manufactured, in each case that contained or that we believe may have contained necessary 3TG. We determined which of our products were in-scope or potentially in-scope for purposes of the Conflict Minerals Rule through product specifications, visual inspection, supplier inquiries and other information known to us. Products that we contracted to manufacture also were determined to be in-scope or potentially in-scope based on our degree of influence over the products' manufacture.

Pursuant to the Conflict Minerals Rule, based on the results of our RCOI, we performed due diligence for 2022. These due diligence efforts are discussed below.

Part III. Due Diligence

A.    Design Framework

For its due diligence, the Company utilizes the framework contemplated by the Organisation for Economic Co-operation and Development's Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition) (the "OECD Framework").

B.    Selected Elements of Due Diligence Program

    Selected elements of our due diligence program (the "Program") are discussed below. However, these are not all of the elements of the Program that we have put in place to help ensure that the 3TG contained in our products are responsibly sourced. The headings below conform to the headings used in the OECD Framework for each of its five steps.

Establish Strong Company Management Systems

Conflict Minerals Policy and Grievance Mechanism

The Company has a Conflict Minerals Policy (the "Policy"). The Policy contains a mechanism for employees, suppliers and other interested parties to report violations of the Policy. The Policy indicates that suppliers who supply or manufacture components, parts or products containing 3TG are expected to:

•Source those minerals from sources that do not directly or indirectly benefit or finance armed groups in DRC or one of its adjoining countries.

•Implement and communicate to their personnel and suppliers policies that are consistent with the Policy, and require their direct and indirect suppliers to do the same.

•Familiarize themselves with the Conflict Minerals Rule and the OECD Framework.

•Put in place procedures for the traceability of 3TG at least to the SOR level, working with their direct and indirect suppliers as applicable.

•Where possible, source 3TG from SORs validated as being conflict free or the equivalent, and require their direct and indirect suppliers to do the same.

•Not source conflict minerals originating from or processed by sanctioned parties.

•Maintain reviewable business records supporting the source of 3TG.

•From time to time, at HEICO’s request, provide to HEICO written certifications and other information concerning the origin of 3TG included in products and components supplied to HEICO and the supplier's compliance with the Policy generally, and require their direct and indirect suppliers to do the same.

•Establish, and require their direct and indirect suppliers to establish, policies, due diligence frameworks and management systems that are consistent with the OECD Framework.

The Policy indicates that HEICO reserves the right to request supplier information to assess and monitor compliance with the Policy and indicates that a non-compliant supplier may be subject to completing a corrective action plan or possible termination of the business relationship. Furthermore, the Policy also includes a grievance mechanism that enables parties to provide information regarding Policy violations. The contact information for that grievance mechanism is HEICO Corporation, 3000 Taft Street, Hollywood FL 33021; Attention Corporate Secretary.

The Policy is communicated internally in writing to selected personnel and is posted on the Company's website at: https://www.heico.com/investors/docs/Conflict-Minerals-Policy.pdf.

We do not seek to embargo the DRC region in our sourcing decisions.

Conflict Minerals Committee

The Company has a Conflict Minerals Committee (the "Committee") that is comprised of personnel from accounting/finance and legal. Leadership of the compliance program resides with our Chief Financial Officer. The Committee is chartered to develop, oversee the execution of, and report on the results of the Program. The Committee is supplemented by a project manager at each subsidiary with in-scope products. The Company also utilizes specialist outside counsel to advise on certain aspects of the Program.

Internal Communications and Training

The Company has developed training materials for the project managers and members of the Committee and selected other personnel with respect to the Conflict Minerals Rule and the Program. The Company trains its subsidiary personnel with respect to the Program and the Company's compliance expectations for suppliers. In addition, selected employees are sent a copy of the Policy and materials discussing the Conflict Minerals Rule and the Program.

Data Collection and Retention

The Company uses the Conflict Minerals Reporting Template developed by the Responsible Minerals Initiative (the "RMI") to identify SORs in its supply chain. The Company uses an independent third-party service provider (the “Service Provider”) to electronically accept and store all supplier requests and responses in a cloud-based electronic repository system. This system allows the Company to maintain business records relating to its 3TG due diligence, including records of due diligence processes, findings and resulting decisions. The Service Provider maintains records for at least five years. Certain other aspects of the Program are administered by the Service Provider on the Company’s behalf.

External Communications

Each year, the Company furnishes an introductory letter describing the Conflict Minerals Rule and various aspects of the Program and compliance relating to the Rule generally to suppliers that the Company determined to potentially be in-scope for that year.

Identify and Assess Risks in the Supply Chain

    For 2022, the Company sent requests to approximately 1,100 Suppliers to provide it with a completed Conflict Minerals Reporting Template. The Company requested that the Suppliers furnish it with a completed template at the product level (i.e., specific to the products the Supplier sold the Company). The Company followed up by email with Suppliers that did not provide a response within the time frame specified in the request.

    Supplier responses are evaluated for plausibility, consistency, and gaps. If any specific quality control flags were raised by the responses, the Supplier was asked by the Service Provider to submit a corrected Conflict Minerals Reporting Template.

In addition, SOR information provided by Suppliers is reviewed against the Service Provider's SOR database, which is kept current through its participation in RMI. Identified SORs were reviewed for conformance or the equivalent with the audit standards of the RMI’s Responsible Minerals Assurance Process ("RMAP"), the London Bullion Market Association Good Delivery Program and/or the Responsible Jewellery Council Chain-of-Custody Certification.

    If a SOR was not listed as Conformant (as defined in Annex I) or the equivalent by one of the foregoing, the Service Provider attempted to contact the SOR to gain more information about its sourcing practices, including mineral countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes the SOR takes to track the chain-of-custody on the source of its 3TG. The Service Provider also performed internet research to determine whether there are any outside sources of information regarding the SOR’s sourcing practices. For 2022, the Suppliers identified the SORs listed in Annex I in Conflict Minerals Reporting Templates completed at a product level.

Design and Implement a Strategy to Respond to Identified Risks

Senior management of the Company was briefed on Program findings. Any identified risks are assessed and addressed on a case-by-case basis.

See "Additional Risk Mitigation Measures" below for additional steps that the Company intends to take to mitigate the risk that the necessary 3TG in its in-scope products benefit armed groups.

Carry Out Independent Third-Party Audit of Smelter/Refiner's Due Diligence Practices

The Program utilizes information made available by the RMI concerning independent third-party audits of SORs.

Report Annually on Supply Chain Due Diligence

Each year, the Company files a Form SD and a Conflict Minerals Report. The Form SD and the Conflict Minerals Report are made available on HEICO's website.

Part IV. Product Information; SOR Information

The following categories of products were in-scope for 2022. However, not all of the Company's products in these categories were in-scope.

•Factory-New Jet Engine and Aircraft Component Replacement Parts
•Parts Utilized in Repair and Overhaul Services
•Specialty Aircraft/Defense Related Parts
•Electro-Optical Infrared Simulation and Test Equipment
•Electro-Optical Laser Products
•Electro-Optical, Microwave and Other Power Equipment
•Electromagnetic Interference and Radio Interference Shielding and Suppression Filters
•High-Speed Interface Products
•High Voltage Interconnection Devices
•High Voltage Advanced Power Electronics
•Power Conversion Products
•Underwater Locator Beacons and Emergency Locator Transmission Beacons
•Traveling Wave Tube Amplifiers and Microwave Power Modules
•Memory Products and Specialty Semiconductors
•Harsh Environment Connectivity Products and Custom Molded Cable Assemblies
•RF and Microwave Products
•High Performance Communications and Electronic Intercept Receivers and Tuners
•Crashworthy and Ballistically Self-sealing Auxiliary Fuel Systems
•High Performance Active Antenna Systems
•Nuclear Radiation Detectors
•Specialty Silicone Products
•High-End Power Amplifiers
•High-Reliability Ceramic-to-Metal Feedthroughs and Connectors
•High-end Radio Frequency Receivers and Sources
•Technical Surveillance Countermeasures

Notwithstanding its due diligence efforts, for 2022, the majority of Conflict Minerals Reporting Template responses received from the Company’s Suppliers were prepared at the company level or otherwise omitted information concerning the SORs in the Company's supply chain (i.e., the responses pertained to all of the Supplier's products, rather than only those sold to the Company). For responses prepared at this level, the Company was unable to determine the

SORs or related countries of origin specific to the necessary 3TG contained in the products that the Company manufactured or contracted to manufacture. For 2022, the Company received 2 Supplier responses that were prepared at the product level. See Annex I for a listing of known SORs that were provided in these responses.

For 2022, none of the necessary 3TG contained in the Company's in-scope products were determined by it to directly or indirectly finance or benefit armed groups in the DRC or an adjoining country. An "armed group" under the Conflict Minerals Rule is an armed group that is identified as a perpetrator of serious human rights abuses in annual Country Reports on Human Rights Practices under sections 116(d) and 502B(b) of the Foreign Assistance Act of 1961 relating to the Democratic Republic of the Congo or an adjoining country. However, the Company did not conclude that any of its products were "DRC conflict free." The terms "adjoining country" and "DRC conflict free" have the meanings contained in the Conflict Minerals Rule.

    The Company has endeavored to determine the mine or location of origin of the necessary 3TG contained in its in-scope products by requesting that the Suppliers provide the Company with a completed Conflict Minerals Reporting Template. Under the Program's procedures, if a SOR in the Company's supply chain is identified by the Company, to the extent available, the Company or the Service Provider on its behalf also will request further information from the supplier, consult publicly available or other information or attempt to contact the SOR to determine the mine or location of origin of the 3TG processed by the SOR. Countries of origin of the 3TG processed by SORs indicated in product level Conflict Mineral Reporting Templates or otherwise indicated by the Service Provider as possible countries of origin are listed in Annex I.

Additional Risk Mitigation Measures

The Company intends to perform the following additional activities to mitigate the risk that the necessary 3TG in its in-scope products are benefiting armed groups in the DRC or its adjoining countries:

•Provide continuing education for the Committee and Project Managers and other relevant personnel concerning developments affecting the Conflict Minerals Rule, market practice and the Program to enhance the effectiveness of the Program.

•Communicate to new suppliers the Company's sourcing expectations, including through the dissemination of the Policy to them. In addition, as new suppliers are on-boarded, work with these suppliers to ensure that they understand the requirements of the Conflict Minerals Rule and the OECD Framework.

Annex I

Metal	Smelter Name	Country	Status
Gold	8853 S.p.A.	Italy	Smelter Look up List Tab Only
Gold	ABC Refinery Pty Ltd.	Australia	Smelter Look up List Tab Only
Gold	Abington Reldan Metals, LLC	United States	Conformant
Gold	Advanced Chemical Company	United States	Conformant
Gold	African Gold Refinery	Uganda	Smelter Look up List Tab Only
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Conformant
Gold	Albino Mountinho Lda.	Portugal	Smelter Look up List Tab Only
Gold	Alexy Metals	United States	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	Conformant
Gold	Asahi Pretec Corp.	Japan	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	Conformant
Gold	Asahi Refining USA Inc.	United States	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Smelter Look up List Tab Only
Gold	AU Traders and Refiners	South Africa	Smelter Look up List Tab Only
Gold	Augmont Enterprises Private Limited	India	Active
Gold	Aurubis AG	Germany	Conformant
Gold	Bangalore Refinery	India	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant
Gold	Boliden AB	Sweden	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	Conformant
Gold	C.I Metales Procesados Industriales SAS	Colombia	Active
Gold	Caridad	Mexico	Smelter Look up List Tab Only
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	Smelter Look up List Tab Only
Gold	CGR Metalloys Pvt Ltd.	India	Smelter Look up List Tab Only
Gold	Chimet S.p.A.	Italy	Conformant
Gold	Chugai Mining	Japan	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Conformant

Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	Smelter Look up List Tab Only
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	Smelter Look up List Tab Only
Gold	Dongwu Gold Group	China	Smelter Look up List Tab Only
Gold	Dowa	Japan	Conformant
Gold	DSC (Do Sung Corporation)	Korea, Republic of	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	Smelter Look up List Tab Only
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	Smelter Look up List Tab Only
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	Smelter Look up List Tab Only
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	Smelter Look up List Tab Only
Gold	Emirates Gold DMCC	United Arab Emirates	Conformant
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	Smelter Look up List Tab Only
Gold	Fujairah Gold FZC	United Arab Emirates	Smelter Look up List Tab Only
Gold	Geib Refining Corporation	United States	Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	Active
Gold	Gold by Gold Colombia	Colombia	Conformant
Gold	Gold Coast Refinery	Ghana	Smelter Look up List Tab Only
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Conformant
Gold	Guangdong Jinding Gold Limited	China	Smelter Look up List Tab Only
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Smelter Look up List Tab Only
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Smelter Look up List Tab Only
Gold	Heimerle + Meule GmbH	Germany	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Smelter Look up List Tab Only
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	Smelter Look up List Tab Only
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	Smelter Look up List Tab Only
Gold	Industrial Refining Company	Belgium	Smelter Look up List Tab Only

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant
Gold	International Precious Metal Refiners	United Arab Emirates	Smelter Look up List Tab Only
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
Gold	Istanbul Gold Refinery	Turkey	Conformant
Gold	Italpreziosi	Italy	Conformant
Gold	JALAN & Company	India	Smelter Look up List Tab Only
Gold	Japan Mint	Japan	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Smelter Look up List Tab Only
Gold	JSC Uralelectromed	Russian Federation	Smelter Look up List Tab Only
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant
Gold	K.A. Rasmussen	Norway	Smelter Look up List Tab Only
Gold	Kaloti Precious Metals	United Arab Emirates	Smelter Look up List Tab Only
Gold	Kazakhmys Smelting LLC	Kazakhstan	Smelter Look up List Tab Only
Gold	Kazzinc	Kazakhstan	Conformant
Gold	Kennecott Utah Copper LLC	United States	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	Conformant
Gold	Kundan Care Products Ltd.	India	Smelter Look up List Tab Only
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Smelter Look up List Tab Only
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	Smelter Look up List Tab Only
Gold	L'azurde Company For Jewelry	Saudi Arabia	Smelter Look up List Tab Only
Gold	Lingbao Gold Co., Ltd.	China	Smelter Look up List Tab Only
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Smelter Look up List Tab Only
Gold	L'Orfebre S.A.	Andorra	Conformant
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	Conformant
Gold	LT Metal Ltd.	Korea, Republic of	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Smelter Look up List Tab Only
Gold	Marsam Metals	Brazil	Smelter Look up List Tab Only
Gold	Materion	United States	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant

Gold	MD Overseas	India	Smelter Look up List Tab Only
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	Conformant
Gold	Metallix Refining Inc.	United States	Smelter Look up List Tab Only
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant
Gold	Metalor Technologies S.A.	Switzerland	Conformant
Gold	Metalor USA Refining Corporation	United States	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conformant
Gold	Mitsubishi Materials Corporation	Japan	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant
Gold	Modeltech Sdn Bhd	Malaysia	Smelter Look up List Tab Only
Gold	Morris and Watson	New Zealand	Smelter Look up List Tab Only
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Smelter Look up List Tab Only
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conformant
Gold	NH Recytech Company	Korea, Republic of	Conformant
Gold	Nihon Material Co., Ltd.	Japan	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	Smelter Look up List Tab Only
Gold	OJSC Novosibirsk Refinery	Russian Federation	Smelter Look up List Tab Only
Gold	PAMP S.A.	Switzerland	Conformant
Gold	Pease & Curren	United States	Smelter Look up List Tab Only
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Smelter Look up List Tab Only
Gold	Planta Recuperadora de Metales SpA	Chile	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Smelter Look up List Tab Only
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant
Gold	PX Precinox S.A.	Switzerland	Conformant
Gold	QG Refining, LLC	United States	Smelter Look up List Tab Only
Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	China	Smelter Look up List Tab Only
Gold	REMONDIS PMR B.V.	Netherlands	Conformant

Gold	Royal Canadian Mint	Canada	Conformant
Gold	SAAMP	France	Conformant
Gold	Sabin Metal Corp.	United States	Smelter Look up List Tab Only
Gold	Safimet S.p.A	Italy	Smelter Look up List Tab Only
Gold	SAFINA A.S.	Czech Republic	Conformant
Gold	Sai Refinery	India	Smelter Look up List Tab Only
Gold	Samduck Precious Metals	Korea, Republic of	Smelter Look up List Tab Only
Gold	SAMWON METALS Corp.	Korea, Republic of	Smelter Look up List Tab Only
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	Conformant
Gold	Sellem Industries Ltd.	Mauritania	Smelter Look up List Tab Only
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	China	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	China	Smelter Look up List Tab Only
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Smelter Look up List Tab Only
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	Smelter Look up List Tab Only
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	Smelter Look up List Tab Only
Gold	Shirpur Gold Refinery Ltd.	India	Smelter Look up List Tab Only
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant
Gold	Singway Technology Co., Ltd.	Taiwan	Smelter Look up List Tab Only
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Smelter Look up List Tab Only
Gold	Solar Applied Materials Technology Corp.	Taiwan	Conformant
Gold	Sovereign Metals	India	Smelter Look up List Tab Only
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	Smelter Look up List Tab Only
Gold	Sudan Gold Refinery	Sudan	Smelter Look up List Tab Only
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	Conformant
Gold	Super Dragon Technology Co., Ltd.	Taiwan	Smelter Look up List Tab Only
Gold	T.C.A S.p.A	Italy	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant

Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Smelter Look up List Tab Only
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Conformant
Gold	Torecom	Korea, Republic of	Conformant
Gold	Umicore Precious Metals Thailand	Thailand	Smelter Look up List Tab Only
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
Gold	United Precious Metal Refining, Inc.	United States	Conformant
Gold	Valcambi S.A.	Switzerland	Conformant
Gold	WEEEREFINING	France	Active
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	Conformant
Gold	Yamakin Co., Ltd.	Japan	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	China	Smelter Look up List Tab Only
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant
Tantalum	5D Production OU	Estonia	Smelter Look up List Tab Only
Tantalum	AMG Brasil	Brazil	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant
Tantalum	D Block Metals, LLC	United States	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	United States	Conformant
Tantalum	H.C. Starck Inc.	United States	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	KEMET de Mexico	Mexico	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Tantalum	NPM Silmet AS	Estonia	Conformant
Tantalum	QuantumClean	United States	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Smelter Look up List Tab Only
Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant

Tantalum	TANIOBIS Co., Ltd.	Thailand	Conformant
Tantalum	TANIOBIS GmbH	Germany	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tantalum	Telex Metals	United States	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	Conformant
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
Tin	Alpha	United States	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	Smelter Look up List Tab Only
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant
Tin	China Tin Group Co., Ltd.	China	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Conformant
Tin	CRM Synergies	Spain	Conformant
Tin	CV Ayi Jaya	Indonesia	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	Smelter Look up List Tab Only
Tin	Dowa	Japan	Conformant
Tin	DS Myanmar	Myanmar	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	Smelter Look up List Tab Only
Tin	EM Vinto	Bolivia	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Conformant
Tin	Fenix Metals	Poland	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	Smelter Look up List Tab Only
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Smelter Look up List Tab Only
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Smelter Look up List Tab Only
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Smelter Look up List Tab Only
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	Smelter Look up List Tab Only
Tin	Metallic Resources, Inc.	United States	Conformant

Tin	Metallo Belgium N.V.	Belgium	Conformant
Tin	Metallo Spain S.L.U.	Spain	Conformant
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tin	Minsur	Peru	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tin	Modeltech Sdn Bhd	Malaysia	Smelter Look up List Tab Only
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	Smelter Look up List Tab Only
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation	Smelter Look up List Tab Only
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia	Conformant
Tin	Pongpipat Company Limited	Myanmar	Smelter Look up List Tab Only
Tin	Precious Minerals and Smelting Limited	India	Smelter Look up List Tab Only
Tin	PT Aries Kencana Sejahtera	Indonesia	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	Conformant
Tin	PT Bangka Prima Tin	Indonesia	Conformant
Tin	PT Bangka Serumpun	Indonesia	Conformant
Tin	PT Bangka Tin Industry	Indonesia	Smelter Look up List Tab Only
Tin	PT Belitung Industri Sejahtera	Indonesia	Active
Tin	PT Bukit Timah	Indonesia	Conformant
Tin	PT Cipta Persada Mulia	Indonesia	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	Conformant
Tin	PT Mitra Stania Prima	Indonesia	Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	Conformant
Tin	PT Panca Mega Persada	Indonesia	Smelter Look up List Tab Only
Tin	PT Premium Tin Indonesia	Indonesia	Conformant
Tin	PT Prima Timah Utama	Indonesia	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	Conformant
Tin	PT Refined Bangka Tin	Indonesia	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	Conformant
Tin	PT Timah Nusantara	Indonesia	Active
Tin	PT Timah Tbk Kundur	Indonesia	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	Conformant

Tin	PT Tinindo Inter Nusa	Indonesia	Smelter Look up List Tab Only
Tin	PT Tirus Putra Mandiri	Indonesia	Smelter Look up List Tab Only
Tin	PT Tommy Utama	Indonesia	Conformant
Tin	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tin	Rui Da Hung	Taiwan	Conformant
Tin	Super Ligas	Brazil	Active
Tin	Thaisarco	Thailand	Conformant
Tin	Tin Technology & Refining	United States	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	Smelter Look up List Tab Only
Tin	VQB Mineral and Trading Group JSC	Vietnam	Smelter Look up List Tab Only
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Yunnan Tin Company Limited	China	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Smelter Look up List Tab Only
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Conformant
Tungsten	ACL Metais Eireli	Brazil	Smelter Look up List Tab Only
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	Smelter Look up List Tab Only
Tungsten	Artek LLC	Russian Federation	Smelter Look up List Tab Only
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Conformant
Tungsten	China Molybdenum Co., Ltd.	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	Smelter Look up List Tab Only
Tungsten	Cronimet Brasil Ltda	Brazil	Conformant
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic of	Smelter Look up List Tab Only
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	Conformant
Tungsten	Fujian Xinlu Tungsten	China	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
Tungsten	Global Tungsten & Powders Corp.	United States	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic of	Smelter Look up List Tab Only
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	Smelter Look up List Tab Only
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Smelter Look up List Tab Only
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	China	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	Smelter Look up List Tab Only
Tungsten	Kennametal Fallon	United States	Conformant
Tungsten	Kennametal Huntsville	United States	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	Conformant
Tungsten	LLC Vostok	Russian Federation	Smelter Look up List Tab Only
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Tungsten	Masan High-Tech Materials	Vietnam	Conformant
Tungsten	Moliren Ltd.	Russian Federation	Smelter Look up List Tab Only
Tungsten	Niagara Refining LLC	United States	Conformant
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	Smelter Look up List Tab Only
Tungsten	OOO “Technolom” 1	Russian Federation	Smelter Look up List Tab Only
Tungsten	OOO “Technolom” 2	Russian Federation	Smelter Look up List Tab Only
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam	Conformant
Tungsten	Unecha Refractory Metals Plant	Russian Federation	Smelter Look up List Tab Only
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	Smelter Look up List Tab Only

We note the following in connection with the information in the table:

•Not all of the included SORs may have processed the necessary 3TG contained in our in-scope products. Some Suppliers may have reported SORs that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the SORs reflected above may not include all of the SORs in our supply chain, since some Suppliers did not identify all of the SORs used to process the necessary 3TG content contained in our in-scope products and because not all Suppliers responded to our inquiries.
•All information in the table is as of May 30, 2023.
•“Conformant” means that a SOR has successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment. Included SORs were not necessarily Conformant for all or part of calendar 2022 and may not continue to be Conformant for any future period.
•“Active” means that the SOR is currently engaged in the RMAP but a conformance determination has yet to be made.
•“Smelter Look-up List Tab Only” means that a SOR is listed on the Smelter Look-up list tab of the Conflict Minerals Reporting Template, but is not listed as “Conformant” or “Active.” The RMI notes on its website that the operational impacts of COVID-19 have led to postponements of some RMAP assessments. The RMI website also notes that, due to the eligibility criteria for an RMAP assessment, SORs are sometimes removed from the Conformant list because they are no longer operational and not because they are non-conformant to the standard.
•The compliance status reflected in the table is based solely on information made publicly available by the RMI, without independent verification by us.
•Country location is the location of the smelter or refiner.

Country of Origin Information

The countries of origin of the 3TG processed by the SORs listed above may include the countries listed below, as well as possibly other countries.

Angola*	Estonia	Luxembourg	Singapore
Argentina	Ethiopia	Madagascar	Slovakia
Armenia	Finland	Malaysia	South Africa
Australia	France	Mali	South Sudan*
Austria	Germany	Mexico	Spain
Belarus	Ghana	Mongolia	Suriname
Belgium	Guinea	Morocco	Sweden
Bermuda	Guyana	Mozambique	Switzerland
Bolivia	Hong Kong	Myanmar	Taiwan
Brazil	Hungary	Namibia	Tajikistan
Burundi*	India	Netherlands	Tanzania*
Cambodia	Indonesia	New Zealand	Thailand
Canada	Ireland	Niger	Turkey
Central African Republic*	Israel	Nigeria	Uganda*
Chile	Italy	Papua New Guinea	United Arab Emirates
China	Ivory Coast	Peru	United Kingdom
Colombia	Japan	Philippines	United States
Republic of the Congo*	Jersey	Poland	Uzbekistan
Czech Republic	Kazakhstan	Portugal	Vietnam
Djibouti	Kenya	Russian Federation	Zambia*
Democratic Republic of the Congo*	Korea, Republic of	Rwanda*	Zimbabwe*
Ecuador	Kyrgyzstan	Saudi Arabia
Egypt	Laos	Sierra Leone

* Represents a covered country for purposes of the Conflict Minerals Rule (i.e., the DRC or an adjoining country).

In addition, some of the SORs may have processed 3TG originating from recycled or scrap sources.